UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2019 (April 3, 2019)

PEOPLES BANCORP INC.
(Exact name of Registrant as specified in its charter)

Ohio	000-16772	31-0987416
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification Number)

138 Putnam Street, PO Box 738
Marietta, Ohio	45750-0738
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(740) 373-3155

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As of April 3, 2019, Peoples Bancorp Inc., as Borrower (“Peoples”), made and entered into a Loan Agreement (the “Loan Agreement”) with U.S. Bank National Association (“U.S. Bank”), as Lender.

Under the Loan Agreement, U.S. Bank has extended to Peoples a revolving line of credit in the maximum aggregate principal amount of $20,000,000 (the “Loan Commitment”) with the loans thereunder evidenced by the Revolving Credit Note issued by Peoples on April 3, 2019 to U.S. Bank in the principal amount of $20,000,000 (the “Revolving Credit Note”). The proceeds of the loans may be used for: (i) working capital purposes; (ii) to finance dividends or other distributions (other than stock dividends and stock splits) on or in respect of Peoples’ capital stock and redemptions, repurchases or other acquisitions of any of Peoples’ capital stock permitted under the Loan Agreement and (iii) to finance acquisitions permitted under the Loan Agreement.

As disclosed below in “Item 1.02. Termination of a Material Definitive Agreement” of this Current Report on Form 8-K, Peoples terminated the Credit Agreement, dated as of March 4, 2016 between Peoples, as Borrower, and Raymond James Bank, N.A., as Lender (the “Raymond James Credit Agreement”).

As of April 9, 2019, Peoples has not borrowed any funds under the Loan Agreement.

General Terms of the Loan Agreement

Loans under the Loan Agreement will bear interest per annum at a rate equal to 1.75% plus the greater of (i) 0% and (ii) the one-month LIBOR rate, which rate will reset monthly. As of April 9, 2019, the applicable interest rate was 4.24%. Accrued interest, if any, is payable quarterly in arrears on each March 31, June 30, September 30 and December 31, with the then outstanding principal balance of any outstanding loans, along with any accrued and unpaid interest, due and payable on April 2, 2020. Peoples is to pay a commitment fee on the unused portion of the Loan Commitment on the last business day of each fiscal quarter of Peoples, at a rate equal to 0.25% per annum. The Loan Agreement also contains customary yield protection provisions in favor of U.S. Bank.

The Loan Agreement is unsecured.

Covenants; Events of Default

The Loan Agreement contains customary affirmative and negative covenants applicable to Peoples and its subsidiaries including limitation on the ability to incur additional indebtedness, create liens on property, enter into mergers or consolidations, sell property other than in the ordinary course of business, and make investments, all subject to permitted exceptions as more fully set forth in the Loan Agreement. The Loan Agreement also precludes Peoples from: (i) taking any action which would result in Peoples Bank, Peoples’ Ohio state-chartered subsidiary bank, no longer being a wholly-owned subsidiary of Peoples; and (ii) declaring and making dividends or stock repurchases if an Event of Default has occurred and is continuing under the Loan Agreement.

Peoples and Peoples Bank are also required to satisfy certain financial covenants including:

(i)(a) Peoples complying with the applicable provisions of the capital adequacy guidelines for bank holding companies set forth in Regulation Q, 12 C.F.R. Part 217, adopted by the Board of Governors of the Federal Reserve System (“Regulation Q”) or in any

successor law, rule or regulation of similar import and (b) causing Peoples Bank to comply with the applicable provisions of the capital adequacy guidelines for state member banks set forth in Regulation Q or in any successor law, rule or regulation of similar import;

(ii)Peoples being required to (a) maintain at all times a “well-capitalized” rating (or its equivalent) under Regulation Q and (b) cause Peoples Bank to maintain at all times a “well-capitalized” (or its equivalent) rating under Regulation Q; provided, that regardless of the requirements set forth in Regulation Q, Peoples is required to at all times have total risk based capital (as calculated under Regulation Q), of at least 12.0%;

(iii)Peoples being required to maintain a ratio of total “Non-Performing Assets” (as defined in the Loan Agreement) of not more than 15% of “Primary Capital” (as defined in the Loan Agreement), as of the last day of each fiscal quarter; and

(iv)Peoples being required to maintain a Return on Average Assets (as defined in the Loan Agreement) for the trailing four quarters of at least 1.0%, as of the last day of each fiscal quarter.

The terms of the Loan Agreement include customary events of default, including payment defaults; breaches of covenants; material inaccuracies in representations and warranties; cross-defaults to other material indebtedness; unsatisfied material judgments; seizure of material property of Peoples or its subsidiaries; certain material Employee Retirement Income Security Act of 1974 events; bankruptcy, insolvency or the occurrence of a similar event affecting Peoples or its subsidiaries; Peoples Bank being placed into receivership; Peoples Bank ceasing to be an “insured bank” within the meaning of the Federal Deposit Insurance Act; the occurrence of any cease and desist order, memorandum of understanding or other agreement against or affecting Peoples or its subsidiaries which has or would reasonably be expected to have a material adverse effect; seizures of property of Peoples Bank or its subsidiaries with a value representing more than 5% of the consolidated total assets of Peoples; Peoples Bank being prohibited by law or regulation from making dividends or other distributions to Peoples; or the occurrence of a Change in Control (as defined in the Loan Credit Agreement).

Upon the occurrence of an event of default, U.S. Bank may, among other things, declare the entire outstanding principal balance of and accrued interest and all other amounts payable by Peoples under the Loan Agreement and the Revolving Credit Note to be immediately due and payable. In addition, after maturity of the loans, whether by reason of acceleration or otherwise, interest shall accrue at a rate that is 2% per annum in excess of the interest rate otherwise payable.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full and complete terms of the Loan Agreement and the Revolving Credit Note which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Effective April 3, 2019, Peoples terminated the Raymond James Credit Agreement. As of the termination date, Peoples had no outstanding borrowings under the Raymond James Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, related to the Loan Agreement between Peoples and U.S. Bank, which description is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable.

(d) Exhibits:
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Loan Agreement, made and entered into as of April 3, 2019, between Peoples Bancorp Inc., as Borrower, and U.S. Bank National Association, as Lender
10.2	Revolving Credit Note issued by Peoples Bancorp Inc. on April 3, 2019 to U.S. Bank National Association in the principal amount of $20,000,000
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.

Date:	April 9, 2019	By:/s/	JOHN C. ROGERS
John C. Rogers

Executive Vice President, Chief Financial Officer and Treasurer